EXHIBIT 10.6

FIRST AMENDMENT TO

AMENDED AND RESTATED PROMISSORY NOTE

This First Amendment to Amended and Restated Promissory Note is entered into effective as of December 29, 2005.

WHEREAS, that certain Amended and Restated Promissory Note (the “Note”) dated as of July 7, 2005, in the stated principal amount of $14,000,000 was entered into by TIETEK LLC, a Delaware limited liability company (“Maker”) and OPUS 5949 LLC, a Texas Limited liability company (“Payee”); and

WHEREAS, Maker and Payee now desire to amend the Note to modify certain definitions contained therein.

NOW THEREFORE, in consideration of ten dollars and other good and valuable consideration receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

The definition of “Debenture Termination Date” is hereby amended and restated in its entirety to read as follows:

“Debenture Termination Date.” The earliest of (i) such time as the Debentures have been paid in full, (ii) the occurrence of a Default or Event of Default, and (iii) December 31, 2006.

Except as amended hereby, the Note remains the same in all respects and remains in full force and effect.

EXECUTED as of December 29, 2005.

MAKER: TIETEK LLC, a Delaware limited liability company

By:	/s/ HENRY W. SULLIVAN
Henry W. Sullivan
Its:	Manager

PAYEE: OPUS 5949 LLC, a Texas limited liability company By: Sammons VPC, Inc., Manager

By:	/s/ HEATHER KREAGER
Heather Kreager
Its:	Vice President